UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

May 7, 2009

SPANSION INC.

(Exact name of registrant as specified in its charter)

State of Delaware	0-51666	20-3898239
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

915 DeGuigne Drive

P.O. Box 3453

Sunnyvale, California 94088-3453

(Address of principal executive offices, including zip code)

(408) 962-2500

(Registrant’s telephone number, including area code)

________________________________________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition

On May 13, 2009, Spansion Inc. (the “Company”) issued a press release containing information about the Company’s financial results for the quarter ended March 29, 2009. A copy of the press release is furnished as Exhibit 99.1 to this report.

The information in this Item 2.02, including Exhibit 99.1, is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liability of that Section, nor shall such information be deemed to be incorporated by reference in any registration statement or other document filed under the Securities Act of 1933 or the Exchange Act, except as otherwise stated in such filing.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

In a series of meetings beginning on May 7, 2009 and ending on May 12, 2009, the Board of Directors (the “Board”) of the Company considered and approved a contingent bonus arrangement for John Kispert, the Company’s President and Chief Executive Officer. In connection with the initial appointment of Mr. Kispert as President and Chief Executive Officer in February 2009, the Board previously approved a $1.75 million bonus (the “Bonus”) payable to Mr. Kispert contingent upon the completion of a sale of the Company, subject to certain other conditions. Consistent with the Company’s recent decision to pursue a standalone strategy focused on the embedded solutions market and intellectual property licensing, the Board has now approved payment of the Bonus upon United States Bankruptcy Court approval of the Company’s plan of reorganization. Mr. Kispert will be entitled to the Bonus upon the first to occur of either the reorganization plan approval or the closing of a qualifying sale transaction. Mr. Kispert’s employment offer letter dated February 12, 2009 is in the process of being amended to reflect the new bonus arrangement and is subject to the approval of the United States Bankruptcy Court.

Item 9.01	Financial Statements and Exhibits

(d)

Exhibit No.	Description
99.1	Press Release dated May 13, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPANSION INC.

By:	/s/ John H. Kispert
	Name:	John H. Kispert
	Title:	President, Chief Executive Officer and Interim Chief Financial Officer

Date: May 13, 2009

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated May 13, 2009.